SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 18, 2005

WARWICK VALLEY TELEPHONE COMPANY

(Exact Name of Registrant as Specified in Charter)

NEW YORK	0-11174	14-1160510

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

47 MAIN STREET, WARWICK, NEW YORK	10990

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (845) 986-8080

(Former name or former address, if changed since last report)

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Warwick Valley Telephone Company (the “Company”) announced today that effective July 13, 2005, that Company has phased out the position of Vice President of Operations and Technology held until then by Larry Drake. The Company does not intend to replace Mr. Drake. The Company and Mr. Drake are in discussions regarding the terms of Mr. Drake’s departure. On July 18, 2005, the Company issued a press release regarding the phasing out of Mr. Drake’s position. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

99.1 Press Release entitled “WVT Phases out VP Position”, dated July 18, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WARWICK VALLEY TELEPHONE COMPANY
Dated: July 18, 2005	By:	/s/ Herbert Gareiss, Jr.

Name: Herbert Gareiss, Jr. Title: President, Chief Executive Officer